UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed by NioCorp Developments Ltd. (the “Company”) in its Current Report on Form 8-K filed on October 13, 2023 (the “Original Form 8-K”), the Company was notified on October 9, 2023 by BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm, that BDO would decline to stand for re-election at the Company’s next annual general meeting of shareholders, and BDO had indicated its intent to remain as the Company’s independent registered public accounting firm until the completion of BDO’s review of the Company’s financial statements and the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

Under Item 4.01 of the Original Form 8-K, the Company indicated that, upon completion of BDO’s services as the Company’s independent registered public accounting firm, the Company would file an amendment to the Original Form 8-K with an update to the disclosures required by Item 304(a) of Regulation S-K. The Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment”) to disclose that, following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 with the Securities and Exchange Commission (the “SEC”), BDO resigned as the Company’s independent registered accounting firm and to update the disclosures required by Item 304(a) of Regulation S-K through the date of BDO’s resignation. Except as described above, all of the other information in the Original Form 8-K remains unchanged.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 4, 2023, BDO notified the Company that it resigned as the Company’s independent registered public accounting firm, effective immediately. On the recommendation of the audit committee of the board of directors of the Company (the “Board”), the Board accepted BDO’s resignation.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s accumulated deficit, recurring losses from operations, and the Company’s expectation of continuing future losses as of June 30, 2023 and 2022.

During the two fiscal years ended June 30, 2023, and in the subsequent interim period through December 4, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years.

During the two fiscal years ended June 30, 2023, and in the subsequent interim period through December 4, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that BDO advised the Company of the existence of material weaknesses in management’s internal control over financial reporting, as previously disclosed in the Company’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal year 2023 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish the Company with a copy of its letter addressed to the SEC pursuant to Item 304(a)(3) of Regulation S-K, stating whether BDO agrees with the statements made by the Company in this Amendment in response to Item 304(a) and, if not, stating the respects in which BDO does not agree. A copy of BDO’s letter to the SEC, dated December 5, 2023, is attached as Exhibit 16.1 to this Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter of BDO USA, P.C., dated December 5, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 7, 2023	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer